Exhibit 99.1

ONLINE BENEFITS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

ONLINE BENEFITS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Page

Independent Auditors’ Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5-22

INDEPENDENT AUDITORS’ REPORT

Stockholders

Online Benefits, Inc. and Subsidiaries

Uniondale, NY

We have audited the accompanying consolidated balance sheets of Online Benefits, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Online Benefits, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Berenson LLP

New York, NY

June 2, 2006

ONLINE BENEFITS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,953,639	$1,229,577
Accounts receivable	1,104,598	491,066
Deferred accounts receivable	2,996,145	2,832,246
Prepaid expenses	210,445	52,329
Security deposit receivable	240,000	682,054
Total current assets	6,504,827	5,287,272

Property and equipment	406,332	553,521
Deferred costs	236,452	161,851
Intangible assets	625,568	563,888
Goodwill	348,330	—
Security deposits	362,088	652,803

	$8,483,597	$7,219,335
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Note payable	$1,500,000	$—
Notes payable, preferred stockholders	1,839,366	1,839,366
Accounts payable	297,103	491,246
Accrued expenses and other current liabilities	928,959	737,596
Accrued interest payable	1,404,324	1,159,360
Deferred revenue	4,162,299	3,994,845
Total current liabilities	10,132,051	8,222,413

Long-term debt:
Note payable	—	1,500,000
Other liability	240,593	354,885
Deferred rent payable	296,743	376,314

Redeemable convertible preferred stock:
Series A convertible preferred stock, $0.01 par value	442,712	409,317
Series C convertible preferred stock, $0.01 par value	38,972,926	36,662,411
Series D convertible preferred stock, $0.01 par value	10,110,910	8,577,730
Total liabilities	60,195,935	56,103,070

Minority interest	—	30,262

Commitments and contingencies

Stockholders’ deficit:
Series B convertible preferred stock, $0.01 par value	20,633	20,633
Common stock, $.01 par value; 20,000,000 shares authorized; 350,639 (200,639–2004) issued and outstanding	41,628	40,128
Additional paid-in capital	4,327,756	4,706,380
Accumulated deficit	(56,102,356)	(53,681,138)
	(51,712,339)	(48,913,997)

	$8,483,597	$7,219,335

The accompanying notes are an integral part of the consolidated financial statements.

ONLINE BENEFITS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended
	December 31,
	2005	2004

Net revenues	$13,115,863	$10,394,027

Cost of revenue	2,256,252	2,499,336

Gross profit	10,859,611	7,894,691

Operating expenses:
Product development and promotion	1,395,352	1,201,413
Research and development	1,705,785	1,434,556
Selling	2,500,504	2,652,673
General and administrative	3,262,380	2,735,807
Total operating expenses	8,864,021	8,024,449

Income (loss) from operations	1,995,590	(129,758)

Other (income) expense:
Interest expense, net of interest income of $25,723; $6,632-2004	3,675,353	480,586
Miscellaneous	276,723	(50,572)
Impairment of intangible asset	—	301,685
Amortization of intangibles	150,000	—
Depreciation expense	314,733	512,854
Total other expense	4,416,809	1,244,553

Net loss	(2,421,218)	(1,374,311)

Accumulated deficit, beginning of year	(53,681,138)	(52,306,827)

Accumulated deficit, end of year	$(56,102,356)	$(53,681,138)

The accompanying notes are an integral part of the consolidated financial statements.

ONLINE BENEFITS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(2,421,218)	$(1,374,311)
Adjustments to reconcile net loss to net cash used by operating activities:
Interest expense, preferred	3,287,865	—
Minority interest	(30,262)	30,262
Depreciation	314,733	512,854
Amortization of intangible asset	150,000	—
Provision for bad debt	144,401	62,000
Impairment of intangible asset	—	301,685
Changes in assets (increase) decrease:
Accounts receivable	(921,832)	(826,833)
Prepaid expenses	(158,116)	8,664
Security deposit	732,769	46,721
Deferred development costs	(74,601)	172,645
Changes in liabilities increase (decrease):
Accounts payable	(194,143)	122,206
Accrued expenses	4,252	(90,740)
Other liability	(224,245)	(99,999)
Accrued interest expense	244,964	367,727
Deferred revenue	167,454	438,115
Deferred rent	(79,571)	38,546
Net cash used by operating activities	942,450	(290,458)

Cash flows from investing activities:
Acquisition of intangible assets	(358,509)	(94,881)
Purchase of property and equipment	(70,480)	(14,119)
Net cash used by investing activities	(428,989)	(109,000)

Cash flows from financing activities:
Note payable	—	1,838
Redeemable convertible preferred stock	257,645	—
Additional paid in capital	4,394	(79,999)
Common stock redemption	(51,438)	—
Net cash provided (used) by financing activities	210,601	(78,161)

Net increase (decrease) in cash and cash equivalents	724,062	(477,619)
Cash and cash equivalents, beginning of year	1,229,577	1,707,196

Cash and cash equivalents, end of year	$1,953,639	$1,229,577

Supplemental disclosure of cash flows information:
Cash paid during the year for:
Interest	$145,595	$112,859

Supplemental disclosure of noncash information:
Equipment acquired under capital lease	$97,064	$152,859
Series D convertible preferred stock issued	331,580	—

The accompanying notes are an integral part of the consolidated financial statements.

ONLINE BENEFITS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1.             Nature of business:

Online Benefits, Inc. (“Online Benefits” or the “Company”), a Delaware corporation, develops, markets, licenses, hosts and supports software applications that meet the needs of insurance benefits brokers, HR professionals, employers and their employees throughout the United States.  In addition to its core software applications, Online Benefits also provides FSA and Cobra administration services through Benergy Outsourcing Strategies, Inc. (“Benergy OS”), a wholly-owned subsidiary.

2.             Summary of significant accounting policies:

a.      Principles of consolidation:

The accompanying consolidated financial statements include the accounts of Online Benefits and its subsidiaries, Benergy OS, and Captiva Software, Inc. (“Captiva”).  Benergy OS, incorporated in 2003, at which time operations commenced, became wholly-owned as of December 31, 2005, following the November 2005 purchase of minority interests aggregating 13.8% of common stock that the Company did not already own.  Captiva, a Florida corporation was acquired through the purchase of 100% of its common stock in January 2005 by Captiva Acquisition Corp., which was merged with and into Captiva following the closing of the transaction.  All material intercompany transactions and balances have been eliminated.

b.      Revenue recognition:

The Company markets and licenses its products principally through one channel, employee benefits insurance brokers, as well as its website to a lesser extent. The Company licenses its product to its customers for generally one year terms, with automatic renewals unless terminated with a 60 day notice before the anniversary date. In addition the Company separately enters into implementation services agreements with client insurance brokers, or client employers, for enrollment application set up.

As an application service provider, Online Benefits licenses and hosts, but never sells, its software applications.  Revenue is recognized when it is earned. The Company’s revenue recognition policies are in compliance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition” (as amended by SOP 98-4 and SOP 98-9) and related interpretations.  In addition, the Company’s online services revenue is recognized in accordance with Emerging Issues Task Force (“EITF”) No. 00-3, Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware. The Company recognizes revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred or services rendered; the fee is fixed or determinable; and collectibility is probable.  Under substantially all of the Company’s standard contractual arrangements, minimum licensing and hosting fees are billed and payable on a monthly basis.  Revenue is earned on a straight-line basis, over the contract’s term.  Deferred revenue and an equal amount of unbilled receivables is recorded at the time of contract signing and on the renewal dates for these noncancellable contracts.  A limited number of clients are billed annual, up front licensing and hosting fees that are initially recorded as deferred revenue. This revenue is recognized ratably over the term of the licensing agreement.  An allowance for price adjustments is provided at the time revenue is recognized.

Due to the complexity of setting up certain of its enrollment applications, Online Benefits retains a third party implementer to assist with the set up process.  Revenue and related costs are recognized at the time the implementation work is completed.

c.      Software development costs:

SFAS 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires certain software development costs to be capitalized upon the establishment of technological feasibility.  Online Benefits generally begins the process of selling and marketing new software applications before such are ready for release; therefore, actual licensing occurs as soon as a product is completed.  At that point, the product is virtually in final form; accordingly software development costs incurred beyond the establishment of technological feasibility are not material.

SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, is not applicable to Online Benefits.

d.      Deferred costs:

The Company defers certain upfront training costs associated principally with new clients to properly match such expenses with the revenue recognized over the life of these licensing agreements.

e.      Long-lived assets:

The Company reviews for impairment its long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

f.       Goodwill:

The Company accounts for goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which requires that goodwill and certain intangible assets with indefinite lives not be amortized, but subject to an annual impairment test.  At December 31, 2005 and 2004, the Company had $348,330 and $-0- of goodwill, respectively, that arose under the purchase method of accounting. There was no impairment of goodwill as a result of the annual impairment test completed during the fourth quarter of 2005.

Excluding goodwill, the Company has no intangible assets deemed to have indefinite lives. All of the Company’s goodwill at December 31, 2005 is associated with the acquisition of Captiva. See Note 5 for acquisitions.

g.      Intangible assets:

Identifiable intangible assets with finite lives are recorded at cost, less accumulated amortization.   Amortization is computed over the estimated useful lives of the respective assets, generally five years. Intangible assets consist of (i) product technology associated with the acquisition of Captiva and licensed from a third party under a non-exclusive, perpetual license, (ii) the acquisition of Primewire license and (iii) customer lists acquired.  See Note 5 for acquisitions.  In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company records acquired product technology at net realizable value and reviews this technology for impairment on a periodic basis by comparing the estimated net realizable value to the unamortized cost of the technology.

Intangible assets as of December 31, 2005 and 2004 consisted of the following:

	2005	2004

Intangible assets	$775,568	$563,888

Less: accumulated amortization	(150,000)	—

	$625,568	$563,888

Amortization expense was $150,000 and $-0- for the years ended December 31, 2005 and 2004, respectively.  Customer lists were written off in the year ended December 31, 2004, in the amount of $301,685 as a result of an impairment.

h.      Cash and cash equivalents:

Cash and cash equivalents include cash on hand and deposits and highly liquid investments with an original maturity of three months or less.

i.       Property and equipment:

Property and equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is generally three years for computer equipment and software, five years for office equipment and furniture and the remaining life of the lease term for leasehold improvements.  These long-lived assets are generally evaluated on an individual basis in making a determination as to whether such assets are impaired.  Periodically, the Company reviews its long-lived assets for impairment based on estimated future undiscounted cash flows attributed to the assets.  In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values.  There has been no impairment loss recorded for the years ended December 31, 2005 and 2004.

j.       Security deposit:

The Company had an initial security deposit of $1,300,000 under its corporate office lease that commenced July 1, 2000.  This amount was reduced to $580,000 and $1,262,000 at December 31, 2005 and 2004, respectively, through scheduled annual reductions.  Provided the Company is not in default at the time, further remaining reductions are as follows:  $240,000 on June 30, 2006 and $188,363 on June 30, 2007, with the remaining security deposit of $151,637 returnable at the lease termination date of June 30, 2011. The reduction of $240,000 scheduled for June 30, 2006 is included in current assets.

k.      Income taxes:

Income tax expense includes current and deferred federal and state taxes arising from temporary differences between income for financial reporting and income tax purposes and for income tax carryforwards and credits given the provisions of the enacted tax laws. A valuation allowance is provided when necessary against the Company’s deferred tax asset, based on its expected realization.

l.       Use of estimates:

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

m.     Advertising costs:

Costs incurred for advertising are charged to operations as incurred.  Advertising expenses for the years ended December 31, 2005 and 2004 were $158,000 and $99,000, respectively.

n.      Stock based compensation:

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), requires that companies either recognize compensation expense for grants of stock options and other equity instruments based on fair value or provide pro forma disclosure of net income (loss) per share on the notes to the consolidated financial statements.  Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,” (“SFAS 148”), amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The Company has elected to follow APB 25 and related interpretations in accounting for employee stock options.  Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded.  The Company has adopted the disclosure requirements of SFAS 148. Pro forma information regarding net income and earnings per share is required by

SFAS 123 and is determined as if the Company had accounted for its employee stock options under the fair value method of that statement.  There were no stock options granted during the years presented.  Accordingly, pro forma amounts as to net income (loss) have not been presented.

o.      Recent accounting pronouncements:

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”).  SFAS No. 123(R) revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”.  SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of these awards (with limited exceptions).  The Company will adopt SFAS No. 123(R) for the year ending December 31, 2006.  The Company is currently evaluating the provisions of SFAS No. 123(R) and has not yet determined the impact, if any, that it will have on its financial statement presentation or disclosures.

In June 2005, the FASB ratified EITF No. 05-2, The Meaning of “Conventional Convertible Debt Instrument” in EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered conventional for the purpose of applying the guidance in EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stick having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity.  EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005.  The Company has applied the requirements of EITF No. 05-2 since the required implementation date.  The adoption of this pronouncement did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

p.      Segment information:

The Company’s business is organized, managed and internally reported as a single segment.  All revenues except immaterial amounts are derived from the licensing of software in the United States.

q.      Concentrations of credit risk:

Financial instruments that potentially subject the Company to credit risk consist primarily of uninsured cash and cash equivalents.  Cash and cash equivalents are deposited with federally insured commercial banks in the United States.

The Company performs ongoing credit evaluations of its customers who are located primarily in the Northeastern United States.  The Company analyzes the need for reserves for potential credit losses and billing adjustments and records when necessary.

3.             Accounts receivable:

Accounts receivable as of December 31, 2005 and 2004 consisted of the following:

	2005	2004

Accounts receivable, billed	$1,161,141	$534,017
Unbilled amounts due under licensing agreements	2,996,145	2,832,246
	4,157,286	3,366,263
Less allowances for doubtful accounts, adjustments and allowances	56,543	42,951

	$4,100,743	$3,323,312

For the years ended December 31, 2005 and 2004, the Company recorded bad debt expense of approximately $144,000 and $62,000, respectively.

4.             Property and equipment:

Property and equipment as of December 31, 2005 and 2004 consisted of the following:

	2005	2004

Office furniture, fixtures and equipment	$2,659,171	$2,630,971
Computer equipment	2,120,559	1,981,215
	4,779,730	4,612,186
Less: accumulated depreciation	4,373,398	4,058,665

	$406,332	$553,521

Depreciation expense for the years ended December 31, 2005 and 2004 was $314,733 and $512,854, respectively.

5.             Intangible assets acquired:

In January 2004, Benergy OS acquired the customer list of Corporate and Association Benefits, Inc. for an initial cash payment of $101,690 paid in January 2003 and yearly installments of $50,000 through December 31, 2007, plus future earn out payments calculated as a percentage of annual revenue for each of the four years ending December 31, 2008.  Revenue from the acquired customers amounted to $119,000 in 2004.  Due to the loss of substantially all customers acquired, during the year ended December 31, 2004, the company wrote off approximately $300,000, representing the entire purchase price.

On December 17, 2004, Online Benefits acquired the rights to the “Primewire” source code for an enrollment software application developed by a third party through a non-exclusive, perpetual license agreement.  Consideration consisted of cash payments of $500,000 over a two-year period and quarterly contingent payments calculated at 5% of revenue from the enrollment product through December 31, 2008.  These payments will be recorded as additional purchase price as these amounts become known.  For the years ended December 31, 2005 and 2004 these payments amounted to approximately $15,515 and $-0-, respectively.

In January 2005, Online Benefits acquired the capital stock of Captiva Systems, Inc., a privately-held Florida-based developer of software applications designed for employee benefits insurance brokers.  The aggregate purchase price of $312,563 consisted of a $50,000 payment at closing, 150,000 shares of common stock, 150,000 shares of Series D Convertible Preferred Stock, and contingent payments based on attaining defined quarterly and annual revenue levels through December 31, 2008. These contingent payments are recorded as additional purchase price as these amounts become known.  No contingent payments were earned through December 31, 2005.

6.             Income taxes:

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As set forth below, the deferred tax asset of approximately $11,857,000 arising from the Company’s ability to carryforward its net operating losses of approximately $29,641,000 to future years expiring at various dates through 2024 has been fully offset by a valuation allowance because the future utilization of the deferred tax asset is uncertain:

	Deferred tax asset, gross	Valuation allowance	Deferred tax asset, net

Balance, December 31, 2004	$12,283,000	$12,283,000	$—
Decrease during year	(426,000)	(426,000)	—

Balance, December 31, 2005	$11,857,000	$11,857,000	$—

The Company recorded current and deferred federal and state income tax expense (benefit) for the years ended December 31, 2005 and 2004 as set forth below:

	2005	2004
Current provision:
Federal tax expense	$362,000	$—
State tax expense	64,000	—
	426,000	—
Deferred benefit:
Utilization of NOL carryforward	(426,000)	—

	$—	$—

7.             Short and long-term debt:

a.      Investor notes payable:

Effective June 1, 2001, the Company entered into a Subscription Agreement with, and sold Promissory Notes (“Notes”) to, certain of is preferred stockholders in the amount of $1,500,000, and, subsequent to that date during the year ended December 31, 2002, entered into a Security Agreement with, and sold the Notes to, certain other preferred stockholders for an additional principal amount of $339,366, plus accrued interest from June 1, 2001 to the date of purchase.

The term of the Notes has been extended by the noteholders from the initial due date of September 1, 2001 to September 30, 2002, and again from that date to September 30, 2003.  The Notes are technically in default since the due date has passed; however, the noteholders have elected not to take any action, including increasing the interest rate on the Notes.

The Notes, which are secured by a first priority lien on all the assets of the Company, except as described below (note 7b), bear simple interest at the rate of 14% per annum, increasing to 20% upon the occurrence of an Event of Default, as defined.  Accrued and unpaid interest amounted to approximately $1.2 million at December 31, 2005.

b.      Note payable:

Effective August 31, 2001, the Company entered into a Joint Development Agreement with a third party lender whereby the Company would develop a certain software product, and Loan Agreement with a five-year term providing for a $1,500,000 Line of Credit to finance the Company’s development work.  The Company drew down $1,500,000 as of December 31, 2004 and 2005 as it met defined milestones under the Joint Development Agreement, under which the Company would be paid a share from the revenue earned by the third party lender from its clients utilizing the product.  Following development of the product, this lender was unable to successfully market and generate sufficient revenue.

Payments of principal and interest were to commence on the third anniversary date to the extent the Company received revenue share payments through that date, and again on the fourth anniversary date (if principal and interest remained unpaid) to the extent the Company received revenue share payments in the previous twelve-month period.  Since the Company has received no revenue share payments through December 31, 2005, and does not anticipate receiving any such payments prior to August 31, 2006, the entire principal balance of $1,500,000 is due and payable on that date.

The Line of Credit is secured by a first priority lien on the software product the Company developed under the Joint Development Agreement and a second priority lien on all other assets so long as any Senior Obligations, as defined and including the Notes, are outstanding, after which the Line of Credit would be secured by all the assets of the Company.

The Line of Credit bears interest at the rate of 8% per annum, compounded quarterly, and payable annually in arrears, increasing to 12% upon the occurrence of an Event of Default, as defined.  The Company paid interest due on the August 31, 2002 anniversary date; however, it has made no annual interest payment subsequent to that date and accordingly the Line of Credit is in default as of December 31, 2005.  Under the terms of the Loan Agreement and an Intercreditor Agreement between the Company, the third party lender and Note holders, the third party lender is precluded from taking any action to accelerate payment of obligations under the Line of Credit. Accrued and unpaid interest amounted to $207,000 at December 31, 2005.

Under separate licensing agreements between the Company and the third party lender, the Company earns licensing and hosting fess for its products licensed by the third party lender.  By mutual agreement, such fees are billed to but not paid by the third party lender so long as the Company is in arrears on interest payments.

Interest expense for all obligations, excluding the mandatory redeemable preferred stock, was $413,211 and $487,218 for the years ended December 31, 2005 and 2004, respectively.

8.             Capital stock and stockholders’ deficit:

The Company’s authorized and issued common and convertible preferred stock consists of the following issues:

Issue	Number of shares authorized	Number of shares issued and outstanding	Conversion ratio (i)	Annual dividend rate

Common stock	20,000,000	350,639	N/A	None
Preferred stock:
Series A	1,653,528	1,390,126	20.00:1	8%
Series B	2,454,365	2,063,391	9.08:1	8%
Series C-FM	7,180,790	6,036,404	1.66:1	8%
Series C-GE	3,673,470	3,673,470	1.66:1	None
Series D	4,888,185	4,320,886	1.00:1	None
Unallocated	5,149,662	—	—	—

(i)   Represents the number of shares of each respective issue of convertible preferred stock that would convert into one share of common stock in the event of conversion.

The following are the key provisions of the Company’s Restated Certificate of Incorporation with respect to common and preferred stock:

a.      The total number of shares of all classes that are authorized to be issued is 45,000,000, of which 20,000,000 are common stock and 25,000,000 are preferred stock.

b.      Series A, Series B and Series C-FM shares are entitled to receive cumulative dividends, payable semi-annually on each June 1 and December 1, in cash or additional shares at the election of the Company, but only out of funds legally available therefore.  Funds were not legally available during the years ended December 31, 2005 and 2004.

c.      Series A, Series C-FM, Series C-GE, and Series D shares are subject to mandatory redemption by the Company on March 31, 2007, and are, accordingly, excluded from stockholders’ deficiency and classified in the consolidated balance sheet as long-term debt in accordance with generally accepted accounting principles.  The Company anticipates that the present mandatory redemption of March 31, 2007 will be eliminated or deferred prior to that date, as sufficient cash will not have been generated by that time to redeem all or a substantial portion of outstanding preferred shares.  The previous redemption date of March 31, 2005 was extended to March 31, 2007 for that reason.

Prior to January 1, 2005, the Company recorded a charge directly to stockholders’ deficit to increase, or accrete, the amount recorded as a liability for each such issue the amount that would be payable by the Company in the event that each issue were to be redeemed.  For the year ended December 31, 2005, in compliance with the effective date of SFAS No. 150, the Company recorded a charge to interest expense in the amount of $3,287,865 to reflect the annual increase in the liability.  No such expense was recorded for the year ended December 31, 2004, in compliance with this pronouncement.

d.      In the event of a change in control of the Company, the holder of shares of (i) Series A and Series B would receive, for each share owned (exclusive of shares paid as dividends) an amount equal to the per share amount initially paid (adjusted for stock splits) plus an amount equal to all accrued dividends to the redemption date whether or not paid, (ii) Series C-FM would receive, for each share owned (exclusive of shares paid as dividends) an amount equal to the per share amount initially paid (adjusted for stock splits) plus an amount equal to all accrued dividends to the redemption date whether or not paid plus an additional amount such that the total return on investment in the shares is at least 30% per annum, (iii) Series C-GE would receive, for each share owned an amount equal to the per share amount initially paid (adjusted for stock splits) plus an amount equal to any dividends that had been declared on the Series C-GE to the redemption date but not paid plus an additional amount such that the total return on investment in the shares is at least 30% per annum, (iv) Series D would receive, for each share owned, an amount equal to two times the per share amount initially paid (adjusted for stock splits) plus an amount equal to 30% of any remaining assets available to stockholders divided by the number of shares of Series outstanding.

e.      Material transactions such as mergers and consolidations, sale of substantially all assets, liquidations and authorization of senior securities require an affirmative vote of at least 60% of all common and preferred shares voting as a single class.

f.       Changes adversely affecting one or more issues of preferred stock require an affirmative vote of at least 60% of the shares of each issue voting as one or more single classes.

9.             Stock options and warrants:

a.      Stock options:

The 2001 Stock Option Plan (“2001 Plan”) was established and approved by stockholders in conjunction with the authorization and issuance of the Company’s Series D Preferred Stock in October.  Under the 2001 Plan, 191,231 shares of common stock and 371,055 shares of Series D Preferred Stock were reserved for issuance upon exercise of stock option awards.   The 2000 Stock Option Plan (“2000 Plan”) was established and approved by stockholders in conjunction with the authorization and issuance of the Company’s Series C-FM and Series C-GE Preferred Stock in March 2000.   Under the 2000 Plan, 1,739,781 shares of common stock were reserved for issuance upon exercise of stock option awards.  Both plans provided for stock option grants to be incentive stock options or not, with vesting over a three-year period on anniversary dates, and exercise prices to be at least 100% of the fair market value of a share of common stock.

In July 2003, all stock option awards of common stock previously granted to then active employees under either the 2000 Plan or the 2001 Plan were cancelled at the request of such employees since (a) exercise prices were substantially above fair market value following the 20:1 stock split that was made in connection with the Series D issue and (b) the likelihood that liquidation preferences of preferred issues would leave no assets for distribution to common shares in the event of a merger or consolidation.  The cancelled stock options were not replaced.  During the years ended December 31, 2005 and 2004, the Company granted no stock option awards.  At December 31, 2005, stock option awards to purchase a total of 371,055 shares of Series D preferred stock at an exercise price of $1.64 per share were outstanding and exercisable.

b.      Stock warrants:

At December 31, 2005, stock warrant awards to purchase a total of 66,366 shares of Series D preferred stock at a weighted average exercise price of $1.59 per share were outstanding and exercisable.  The exercise prices for warrant grants are set at least 100% of the fair market value of a share of common stock on the date of grant. The awards, which expire at varying dates through 2015, are held by two consultants, a former employee and three current employees. During the year ended December 31, 2005, stock warrant holders exercised warrants to purchase 197,149 shares of Series D Preferred Stock utilizing the permitted cashless exercise procedure.  Accordingly, 98,894 shares of Series D Preferred Stock were issued after deducting the requisite number of shares as consideration.   During the years ended December 31, 2005 and 2004, the Company granted stock warrant awards to purchase 10,000 and 31,097 shares, respectively, of Series D Preferred Stock.  No compensation expense was recorded as a result of the immateriality of the warrants’ intrinsic value.  The Company grants stock warrants for services in only a limited number of instances.

c.      Paid-in capital:

During the year ended December 31, 2005, the Company issued Series D convertible preferred stock in a noncash exercise of warrants resulting in a reduction of additional paid-in capital of $331,580.  In addition, the Company received $4,394 in cash for an exercise of Series D warrants.  Also, during 2005, treasury stock of one of the Company’s subsidiaries was retired and $51,438 was charged against paid-in capital.

10.           Fiduciary responsibility:

In its fiduciary capacity in its administration of certain client benefit programs, the Company is entrusted with funds of these clients.  The balances of these funds were approximately $74,000 and $548,000 as of December 31, 2005 and 2004, respectively.  These funds are not reflected in the accompanying financial statements.

11.           Commitments and contingencies:

a.      Office and equipment leases:

During the years ended December 31, 2005 and 2004, the Company leased certain office space and equipment under various operating leases.  In addition to rent, the leases require the Company to pay for taxes, insurance, maintenance and other operating expenses. The principal material lease obligation for the Company’s corporate office contains stated escalation clauses.  The Company recognizes rent expense on a straight-line basis over the term of the lease, excluding renewal periods, unless renewal of the lease is reasonably assured.

Rental expense for office space for the years ended December 31, 2005 and 2004 totaled approximately $1,542,000 and $1,661,000, respectively.  Sublease income from a non-cancellable sublease for a portion of corporate office space, with a termination date co-terminus with the prime lease, amounted to approximately $25,000 and $-0- for the years ended December 31, 2005 and 2004, respectively.  Future minimum lease commitments as of December 31, 2005 under one non-cancelable lease with a remaining term in excess of one year, and sublease income from the non-cancelable sublease, are as follows:

		Lease commitment	Sublease income

Years ending December 31,	2006	$1,348,000	$416,000
	2007	1,361,000	512,000
	2008	1,412,000	525,000
	2009	1,465,000	539,000
	2010	1,530,000	552,000

		$7,116,000	$2,544,000

In addition, the Company has entered into certain equipment leases under agreements expiring during the next three years.  Some lease agreements contain bargain purchases options at the lease termination date and are capitalized on the Company’s balance sheet in accordance with generally accepted accounting principles.  Most of the Company’s lease agreements are classified as operating leases for which rent expense amounted to approximately $265,000 and $189,000 for the years ended December 31, 2005 and 2004, respectively.  Future minimum lease commitments of these operating leases as of December 31, 2005, were as follows:

Years ending December 31,	2006	$212,000
	2007	143,000
	2008	40,000
	2009	19,000

		$414,000

b.      Litigation:

The Company is involved with several legal actions arising in the normal course of business as both defendant and as plaintiff.  Although the final outcome of these matters cannot be determined, it is management’s opinion that the final resolution of these matters will not have a material adverse effect on the Company’s financial position.